EXHIBIT 99.1

HealthTronics, Inc. Announces Second Quarter Results – Growth in Revenue, Financial Guidance Offered

AUSTIN, Texas, August 6, 2009 (GLOBE NEWSWIRE) -- HealthTronics, Inc. (Nasdaq:HTRN), a leading provider of Urology services and products, today announced its financial results for the quarter ended June 30, 2009.

Second Quarter 2009

Revenue from continuing operations for the second quarter of 2009 totaled $44.2 million, up from $ 42.6 million in the second quarter of 2008. The Company's income from continuing operations for the second quarter of 2009, in accordance with generally accepted accounting principles (“GAAP”), totaled $329,000 or $0.01 per diluted share, which compares $0.02 in the second quarter of 2008. The Company's non-GAAP net income for the second quarter of 2009 totaled $0.02 per share, which excludes costs we have expensed related to our Endocare acquisition.

The Company's adjusted EBITDA from continuing operations for the second quarter of 2009 was $5.5 million, which compares to $5.8 million in the second quarter of 2008.

Executive Commentary

James Whittenburg, President and Chief Executive Officer, commented, “The recent acquisition of cryotherapy leader Endocare is expected to further enhance our strong market position in urology. Endocare will create strategic and financial benefits in the coming years as the clinical advantages of cryotherapy become more widely recognized. We have set aggressive integration targets and are pleased with our progress to date. We will continue to seek ways to leverage and further expand our platform through innovative technologies that fulfill our mission of improving patient care and physician practice economics.”

2009 Guidance

The following financial guidance is offered with respect to the impact of the Endocare acquisition:

•	Neutral to slightly negative impact during the third quarter as we implement our integration plan

•	Positive EBITDA contribution of approximately $1.0 to $1.5 million in the fourth quarter of 2009, as we continue our integration efforts

•	Positive annualized Adjusted EBITDA contribution from Endocare of between $6.0 - $7.0 million by the end of the first quarter of 2010, with the possibility of additional synergies beyond the first quarter

Conference Call and Webcast:

Management of HealthTronics will host a conference call the afternoon of Thursday, August 6, 2009 at 5:00 pm EDT. Interested parties may participate in the call by dialing 1-800-458-9009 (International callers dial 1-719-325-2458) and ask for the "HealthTronics Q2 2009 Earnings Call" (confirmation code: 2642014). Please call in 10 minutes before the call is scheduled to begin. The conference call will also be web cast live via the Investors section of HealthTronics' web site at www.healthtronics.com. To listen to the live web cast, go to the web site at least 10 minutes early to register, download and install any necessary audio software. If you are unable to listen live, the conference call will be archived on the HealthTronics web site.

About HealthTronics, Inc.

HealthTronics is a premier urology company providing an exclusive suite of healthcare services and technology, including urologist partnership opportunities, surgical and capital equipment, maintenance services offerings, and anatomical pathology services. For more information, visit www.healthtronics.com.

The HealthTronics, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=5894

Special note regarding the combination of our Urology and Medical Products divisions: In the fourth quarter of 2008, our Medical Products division relocated from Kennesaw, Georgia to our corporate headquarters in Austin, Texas. Concurrent with this relocation, we made certain changes within our Medical Products management team so that these operations now report to the President of our Urology Services operations. After making these changes, we redesigned our internal financial reporting materials provided to our chief operating decision maker, as well as our executive management team. As of the first quarter of 2009, we do not have any operating segments, except our Urology Services operations that meet the quantitative requirements of SFAS 131, “Disclosures about Segments of an Enterprise and Related Information.”

HealthTronics’ use of Non GAAP Financial Measures:

This press release includes financial measures for net income (loss), net income (loss) from continuing operations, and related per share amounts that exclude certain charges and therefore have not been calculated in accordance with U.S. generally accepted accounting principles (GAAP). These non-GAAP financial measures may be different from non-GAAP financial measures used by other companies. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. By excluding certain charges, these non-GAAP financial measures facilitate management's internal comparisons to the Company's historical operating results, to competitors' operating results, and to estimates made by securities analysts. Management uses these non-GAAP financial measures internally to evaluate its performance. The Company believes these non-GAAP financial measures are useful to decision-making. In addition, the Company has historically reported similar non-GAAP financial measures to its investors and believes that the inclusion of comparative numbers provides consistency in its financial reporting. Investors are encouraged to review the reconciliation of the non-GAAP financial measures used in this press release to their most directly comparable GAAP financial measure as provided in the financial statements attached to this press release.

EBITDA and Adjusted EBITDA: HealthTronics has presented EBITDA and Adjusted EBITDA amounts, which are non-GAAP financial measures. In the SEC filings, HealthTronics has reconciled such amounts to their most directly comparable financial measure calculated in accordance with GAAP, which is HealthTronics' net income. HealthTronics believes that its presentations of EBITDA and Adjusted EBITDA are important supplemental measures of operating performance to its investors.

Earnings before interest, taxes, depreciation and amortization ("EBITDA") is a commonly used measure of performance which HealthTronics believes, when considered with measures calculated in accordance with GAAP, gives investors a more complete understanding of HealthTronics' operating results before the impact of investing and financing transactions and income taxes. HealthTronics does not subtract minority interest expense when calculating EBITDA; however, HealthTronics does adjust for minority interest expense and refers to this measure as "Adjusted EBITDA." Minority interest is a GAAP measure intended to reflect our partner's share of our consolidated net income and not our partner's share of our consolidated EBITDA. For example, calculation of minority interest expense does not include adjustments for depreciation, amortization, taxes or interest. As a result, our partners' share of consolidated EBITDA may not, in a given reporting period, equal the deduction for minority interest expense used in arriving at Adjusted EBITDA. HealthTronics has historically reported Adjusted EBITDA to its investors and believes that the continued inclusion of Adjusted EBITDA provides consistency in its financial reporting. Adjusted EBITDA is among the more significant factors in management's internal evaluation of total company performance. Adjusted EBITDA is also widely used by HealthTronics management in the annual budgeting process. HealthTronics believes these measures continue to be used by investors and creditors in their assessment of HealthTronics' operational performance and the valuation of the company.

EBITDA and Adjusted EBITDA are used in addition to and in conjunction with results presented in accordance with GAAP. EBITDA and Adjusted EBITDA should not be considered as an alternative to net income, operating income, a liquidity measure, or any other operating performance measure prescribed by GAAP, nor should these measures be relied upon to the exclusion of GAAP financial measures. EBITDA and Adjusted EBITDA reflect additional ways of viewing HealthTronics' operations that HealthTronics believes, when viewed with its GAAP results and the reconciliations to the corresponding GAAP financial measures, provide a more complete understanding of factors and trends affecting HealthTronics' business than could be obtained absent this disclosure.

Cautionary Language: Statements by the Company's management made in this press release that are not strictly historical, including statements regarding plans, objective and future financial performance, are "forward-looking" statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Although HealthTronics believes that the expectations reflected in such forward-looking statements are reasonable, no assurance can be given that the expectations will prove to be correct. Factors that could cause actual results to differ materially from HealthTronics' expectations include, among others, the existence of demand for and acceptance of HealthTronics' services, regulatory approvals, economic conditions, the impact of competition and pricing, financing efforts and other factors described from time to time in HealthTronics' periodic filings with the Securities and Exchange Commission.

SOURCE: HealthTronics

HealthTronics, Inc.
           Richard Rusk, Interim Chief Financial Officer
           (512) 314-4508
           www.healthtronics.com

Healthtronics, Inc. and Subsidiaries Condensed Consolidated Statements of Income (Unaudited)

($ in thousands, except per share data)	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
Revenues	$44,156	$42,580	$87,768	$76,534
Cost of revenues	21,256	19,135	42,563	34,303
Gross profit	22,900	23,445	45,205	42,231

Operating expenses
Selling, general and administrative	4,860	5,269	9,416	9,586
Depreciation and amortization	3,398	3,069	6,876	5,697
Total operating expenses	8,258	8,338	16,292	15,283

Operating income	14,642	15,107	28,913	26,948

Other income (expenses):
Interest and dividends	32	101	82	292
Interest expense	(298)	(246)	(588)	(409)
	(266)	(145)	(506)	(117)

Income from continuing operations before
provision for income taxes	14,376	14,962	28,407	26,831

Provision for income taxes	306	471	619	841

Consolidated net income	14,070	14,491	27,788	25,990

Less: Net income attributable to noncontrolling interest	(13,741)	(13,781)	(27,069)	(24,828)

Net income attributable to HealthTronics, Inc.	$329	$710	$719	$1,162

Basic earnings per share attributable to HealthTronics, Inc.:
Net income attributable to HealthTronics, Inc.	$0.01	$0.02	$0.02	$0.03
Weighted average shares outstanding	36,006	37,059	35,949	36,242

Diluted earnings per share attributable to HealthTronics, Inc.:
Net income attributable to HealthTronics, Inc.	$0.01	$0.02	$0.02	$0.03
Weighted average shares outstanding	36,161	37,165	36,064	36,295

HealthTronics, Inc. and Subsidiaries Condensed Consolidated Balance Sheets (Unaudited)

($ in thousands)	June 30, 2009		December 31, 2008

ASSETS
Total current assets	$54,044		$63,689
Property and equipment, net	30,281		32,769
Goodwill	94,141		93,620
Other assets	45,385		44,308
	$223,851		$234,386
LIABILITIES
Total current liabilities	$52,720	*	$18,274
Long-term debt, net of current portion	2,456		43,897
Other long-term liabilities	6,461		5,120
Total liabilities	61,637		67,291
Total HealthTronics, Inc. shareholders' equity	120,355		119,372
Noncontrolling interest	41,859		47,723
	$223,851		$234,386

* Includes $35 million outstanding on our credit facility due in March 2010.

For the Periods Ended June 30, 2009 and 2008 Unaudited

(In thousands, except per share data)	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
Summary of Results from Operations
Revenues	$44,156	$42,580	$87,768	$76,534
EBITDA(a)	$19,281	$19,622	$38,089	$34,810
Adjusted EBITDA(a)	$5,540	$5,841	$11,020	$9,982
Net income from Continuing Operations	$329	$710	$719	$1,162
Net income	$329	$710	$719	$1,162
EPS from Continuing Operations	$0.01	$0.02	$0.02	$0.03
EPS	$0.01	$0.02	$0.02	$0.03
Number of Shares	36,161	37,165	36,064	36,295
Other Information:
Cashflow from Operations	$17,853	$18,040	$33,628	$34,114
Net Draws (Payments) on Senior Credit Facility	$(2,000)	$--	$(6,000)	$--
Net Debt	$28,237	$(11,115)	$28,237	$(11,115)

(a) See accompanying reconciliation of EBITDA and Adjusted EBITDA

HealthTronics, Inc. and Subsidiaries Non-GAAP Financial Measures Reconciliation of EBITDA and Adjusted EBITDA Continuing Operations For the Periods Ended June 30, 2009 and 2008 Unaudited

(In thousands)	Three Months Ended June 30,		Six Months Ended June 30,
Consolidated	2009	2008	2009	2008
Income from Continuing Operations	$329	$710	$719	$1,162

Add Back(deduct):
Provision for income taxes	306	471	619	841
Interest expense	298	246	588	409
Depreciation and amortization	3,398	3,069	6,876	5,697
Restructuring costs	476	(142)	709	(36)
Stockbased compensation costs	733	1,487	1,509	1,909
Adjusted EBITDA	5,540	5,841	11,020	9,982

Add Back:
Noncontrolling interest expense	13,741	13,781	27,069	24,828
EBITDA	$19,281	$19,622	$38,089	$34,810